EXHIBIT 10.20
                                  TEXOIL, INC.

                      NON-QUALIFIED STOCK OPTION AGREEMENT

      TEXOIL, INC., a Nevada corporation (the "COMPANY"), hereby grants to Reuben Medrano (the "OPTIONEE") a non-qualified stock option (the "OPTION") to purchase a total of 30,000 shares (the "SHARES") of the Company's common stock, par value $.01 per share (the "COMMON STOCK"), at the price determined as provided herein, and in all respects subject to the terms and conditions of the Company's 1994 Stock Option Plan (the "PLAN"), which is incorporated herein in its entirety by reference and a copy of which is attached hereto. Capitalized terms not otherwise defined in this agreement (the "OPTION AGREEMENT") shall have the meaning given to such terms in the Plan.

      1. NATURE OF OPTION. This Option is intended to constitute a non-qualified stock option.

      2. EXERCISE PRICE. The exercise price of this Option is $1.3125 per share of Common Stock acquired on exercise.

      3. TERM OF OPTION. The Committee granted this Option on May 2, 1996 and exercised its discretion under Section 4 of the Plan to accelerate the date upon which this Option otherwise first would be exercisable under the Plan from May 3, 1997 to November 4, 1996. This Option may not be exercised after May 2, 2006; PROVIDED, HOWEVER, that this Option may be exercised during such term only in accordance with the terms and conditions of the Plan and this Option Agreement, subject specifically to Section 6 of the Plan and Sections 4 and 6 of this Option Agreement.

      4. TERMINATION OF OPTIONEE'S EMPLOYMENT. If the Optionee's employment with the Company is terminated for reasons other than Cause, "permanent and total disability" (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended ("Code")), or death of the Optionee, those Shares that had vested under the terms of this Option Agreement shall remain exercisable for a period of three months after the date of such termination of the Optionee's employment with the Company; PROVIDED, HOWEVER, that after the expiration of this three-month period, this Option Agreement, and the Optionee's right to exercise any vested portion of this Option, shall terminate. If the Optionee's employment with the Company is terminated because of the "permanent or total disability" (within the meaning of Section 22(e)(3) of the Code) or death of the Optionee, those Shares that had vested in accordance with this Option Agreement shall remain exercisable for a period of one year after the date of such termination; PROVIDED, HOWEVER, that after the expiration of one year period, this Option Agreement, and the Optionee's right to exercise any vested portion of this Option, shall terminate. If the Optionee's employment with the Company terminates for Cause, this Option Agreement, and the Optionee's right to exercise any vested portion of this Option, shall terminate at the commencement of business on the date of such termination.

      5. TERM OF EMPLOYMENT. This Option shall not grant to Optionee any right to continue serving as an employee or consultant of the Company.

      6. EXERCISE OF OPTION. This Option shall be exercisable during its term, subject to the provisions of Sections 3 and 4 hereof and Section 6 of the Plan, as follows:

            (i) VESTING. This Option cannot be exercised before November 4, 1996 when this Option shall vest and become 100% exercisable.

            (ii) RIGHT OF EXERCISE. This Option is exercisable at any time during the term of this Option Agreement, in whole or in part, to acquire those Shares that have vested in accordance with this Option Agreement; PROVIDED, HOWEVER, that this Option may only be exercisable to acquire whole shares of Common Stock.

            (iii) METHOD OF EXERCISE. This Option is exercisable by delivery of this Option Agreement and a written notice to the attention of the Secretary of the Company, no fewer than five business days before the proposed effective date of exercise, signed by the Optionee, specifying the number of Shares to be acquired on, and the effective date of, such exercise. The Optionee may withdraw notice of exercise of this Option at any time before close of business on the business day preceding the proposed exercise date, and in this instance, the Company will return this Option Agreement to the Optionee.

            (iv) METHOD OF PAYMENT. Payment of the exercise price for the Shares purchased under this Option shall be delivered, by certified mail to the attention of the Secretary of the Company, on the effective date of exercise either (i) in cash, or by certified check, bank cashier's check, or wire transfer, or (ii) subject to the approval of the Committee, in whole or in part in shares of Common Stock owned by the Optionee and valued at their Fair Market Value on the effective date of exercise. Such shares must be delivered to the Secretary, duly endorsed in blank or accompanied by stock powers duly executed in blank, and any other documents that the Secretary may require.

      7. RESTRICTIONS ON EXERCISE. This Option may not be exercised if the issuance of such Shares or the method of payment of the consideration for such Shares would constitute a violation of any applicable federal or state securities or other laws or regulations, including any rule under Part 207 of Title 12 of the Code of Federal Regulations ("Regulation G") as promulgated by the Federal Reserve Board, or any rules or regulations of any stock exchange or quotation system on which the Common Stock may be listed or quoted.

      This Option may only be exercised in accordance with the terms and conditions of the Plan and this Option Agreement. If a conflict exists between any term or provision contained in this Option Agreement and a term or provision in the Plan, the applicable terms and provisions of the Plan shall govern and prevail.

      8. NON-TRANSFERABILITY OF OPTION. During the lifetime of the Optionee, this Option may only be exercised by the Optionee. This Option is not assignable or transferable otherwise than by will or by the laws of descent and distribution. The Plan limits the vesting and exercise period of this Option on the Optionee's termination of employment, "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) or death. The terms of this Option Agreement shall be binding on the Optionee's heirs and legatees and on the administrators and executors of the Optionee's estate.

      9. INDEPENDENT LEGAL AND TAX ADVICE. The Optionee has and will obtain independent legal and tax advice regarding the grant and exercise of this Option and the disposition of any Shares acquired thereby.

      10. AMENDMENT. This Option Agreement may not be amended, modified or waived except by a written instrument signed by the party against whom enforcement of any such modification, amendment or waiver is sought.

      11. GOVERNING LAW. This Option Agreement shall be governed by and shall be construed and enforced in accordance with the corporate laws of the State of Nevada as they apply to a Nevada corporation and the laws of the State of Texas.

      12. SUPERSEDES PRIOR AGREEMENTS. This Option Agreement supersedes and replaces all prior agreements and understandings, oral or written, between the Company and the Optionee regarding the grant of an Option under the Plan on May 2, 1996 exercisable for 30,000 shares of Common Stock.

      IN WITNESS WHEREOF, the Company has caused this Option Agreement to be executed effective as May 2, 1996 on its behalf by its President or a member of the Committee, and Optionee has hereunto set his hand as of the same date, which date is the date of grant of this Option.

                                          TEXOIL, INC.,
                                          a Nevada corporation

                                          By: /s/ T. W. HOEHN, JR.
                                              President or Committee Member

                                          Date Signed:     6-15-96


                                          OPTIONEE:

                                              /s/ REUBEN MEDRANO
                                                  Reuben Medrano

                                          Date Signed:      JUNE 10, 1996